SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):    January 27, 2003

MOHEGAN TRIBAL GAMING AUTHORITY

(Exact name of registrant as specified in its charter)

Connecticut	033-80655	06-1436334
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Mohegan Sun Boulevard, Uncasville, CT	06382
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:    (860) 862-8000

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events.

On January 27, 2003, the Mohegan Tribal Gaming Authority (the “Authority”) received the requisite consent of its lenders to Amendment No. 6 to its senior secured credit facility (the “Amendment”). The Amendment allows the Authority to create a new subsidiary for the purpose of acquiring a women’s professional basketball team franchise. A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits.

(c)    Exhibits.

The following exhibits are filed as part of this report:

10.1    Amendment No. 6 to the Loan Agreement, dated as of January 27, 2003, by and among the Mohegan Tribal Gaming Authority, the Mohegan Tribe of Indians of Connecticut and Bank of America National Trust and Savings Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2003
MOHEGAN TRIBAL GAMING AUTHORITY

By:	/s/ MARK F. BROWN
Mark F. Brown Chairman, Management Board

Exhibit Index

Exhibit No.	Description

10.1
Amendment 6 to the Loan Agreement, dated as of January 27, 2003, by and among the Mohegan Tribal Gaming Authority, the Mohegan Tribe of Indians of Connecticut and Bank of America National Trust and Savings Association.